Exhibit 99.1

ANCESTRY.COM INC. REPORTS 2011 FINANCIAL RESULTS

– Ancestry.com Subscriber Growth of 22% Year-Over-Year –

– 2011 Total Revenue $400 million, Up 33% Year-Over-Year –

PROVO, Utah, February 15, 2012 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today reported financial results for the quarter and full year ended December 31, 2011.

“Our fourth quarter represented a strong end to a very productive 2011 for Ancestry.com, a year in which we generated $400 million in revenues, $145 million in adjusted EBITDA and greater than 20% growth in our subscriber base,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “We believe we are making great strides on building out our product, and we are particularly excited about some of the innovations we expect to deliver in 2012 as we continue working to enrich the family history experience for our subscribers.”

Ancestry.com Web Sites Highlights

•	Subscribers totaled 1,703,000 as of December 31, 2011, a 22% increase over the end of 2010 and up slightly from the third quarter of 2011.

•	Gross subscriber additions were 220,000 in the fourth quarter of 2011, compared to 203,000 in the fourth quarter of 2010 and 274,000 in the third quarter of 2011.

•	Monthly churn[1] was 3.8% in the fourth quarter of 2011, compared to 3.9% in the fourth quarter of 2010 and 4.2% in the third quarter of 2011.

•	Subscriber acquisition cost[2] in the fourth quarter of 2011 was $107.88, compared to $96.87 in the fourth quarter of 2010 and $93.64 in the third quarter of 2011.

•	Average monthly revenue per subscriber[3] in the fourth quarter of 2011 was $18.38, compared to $17.78 in the fourth quarter of 2010 and $18.68 in the third quarter of 2011.

Fourth Quarter and Full Year 2011 Financial Highlights

•

Total revenue for the fourth quarter of 2011 was $104.2 million, an increase of 26% over $82.7 million in the fourth quarter of 2010, driven by growth in our core Ancestry.com Web sites revenues of 27%. For the full year 2011, total revenue was $399.7 million, an increase of 32.8% over the full year 2010, with Ancestry.com Web site revenue growth of 34%.

•

Operating income for the fourth quarter of 2011 was $27.6 million, compared to $17.9 million in the fourth quarter of 2010. For the full year 2011, operating income was $95.5 million compared to $60.6 million for the full year 2010.

•

Adjusted EBITDA[4] for the fourth quarter of 2011 was $40.7 million, compared to $29.7 million in the fourth quarter of 2010. Adjusted EBITDA margin for the fourth quarter of 2011 was 39.0%, compared to 35.9% in the fourth quarter of 2010. For the full year 2011, adjusted EBITDA was $144.8 million, compared to $101.0 million for the full year 2010. Adjusted EBITDA margin for the full year 2011 was 36.2%, up from 33.6% for the full year 2010.

[1]

Monthly churn is a measure representing the number of subscribers to the Ancestry website that cancel in the quarter divided by the sum of beginning subscribers and subscriber additions during the quarter. To arrive at monthly churn, the results are divided by three.

[2]	Subscriber acquisition cost is external marketing and advertising expense associated with the Ancestry website, divided by gross subscriber additions to the Ancestry website in the quarter.
[3]

Average monthly revenue per subscriber is total subscription revenues earned in the quarter from subscriptions to the Ancestry.com Web sites divided by the average number of subscribers in the quarter, divided by three. The average number of subscribers for the quarter is calculated by taking the average of the beginning and ending number of subscribers for the quarter.

[4]

Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense; income tax expense; non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and certain non-recurring (income) expense.

•

Net income was $18.3 million, or $0.40 per fully diluted share, for the fourth quarter of 2011 compared to $12.6 million, or $0.25 per fully diluted share, in the fourth quarter of 2010. For the full year 2011, net income was $62.9 million, or $1.29 per fully diluted share, compared to $36.8 million, or $0.76 per fully diluted share, for the full year 2010.

•	Free cash flow[5] totaled $106.4 million for the full year 2011 compared to $60.4 million for the full year 2010.

•	Cash and cash equivalents totaled $49.0 million as of December 31, 2011.

Recent Business Highlights

•	Partnered with NBC for the third season of the Who Do You Think You Are? television series, which premiered on February 3, 2012.

•	Added over 600 million records from more than 380 content collections during 2011. Collections of note include:

•	World Memory Project, which includes information from four museum collections on more than 30,000 victims of the Holocaust and Nazi persecution (in partnership with the US Holocaust Memorial Museum)

•	UK parish records for Warwickshire and Dorset

•	50 million U.S. vital records from over 20 states

•	Australian Electoral Rolls with over 35 million records

•	German Navy books from World War I

•	UK Silver War Badge Records, 1914-1920

•	60 million U.S. World War II records including Young Men’s Draft Cards and Navy Muster Rolls

•	25 million Irish vital records including civil registration, baptism, marriage and burial records

•	1930 Mexico National Census, the most comprehensive Mexican census publically available

•

Launched Ancestry.com’s first mobile app for Android devices, available for free, which allows users to view and edit existing family trees, build new family trees from scratch, and view historical records that have been attached on Ancestry.com – anytime, anywhere.

•

Released the upgraded version of the Ancestry.com Mobile app for the iPhone, iPad and iPod touch. Available for free at the iTunes App Store, the updated app introduced hints to historical records and in-app purchasing, allowing non-Ancestry.com subscribers to view and purchase historical records. Ancestry.com Mobile apps were downloaded approximately 1.8 million times in 2011 and 2.7 million times since inception.

•

Released Ancestry.com Family Tree Maker® 2012 with TreeSync capabilities for PCs and Macs, which enables users to easily sync their desktop trees and their trees online at Ancestry.com to share with invited guests, engage with the broader community and continue their research.

•	Beta launched the Ancestry.com Facebook application, which helps new users start building their family tree via connected family members on Facebook.

Business Outlook

The Company’s financial and operating expectations for the first quarter and full year 2012 are as follows:

First Quarter 2012

•	Revenue in the range of $106 to $108 million

•	Adjusted EBITDA excluding DNA investment[6] of $29.5 to $31.5 million

•	DNA investment of $2 to $3 million

•	Adjusted EBITDA in the range of $27 to $29 million

•	Ending subscribers in the range of 1,825,000 to 1,835,000

Full Year 2012

•	Revenue in the range of $455 to $470 million

•	Adjusted EBITDA excluding DNA investment[6] of $167.5 to $177.5 million

[5]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of capital and equipment and cash paid for income taxes and interest.
[6]	Assumes mid-point of planned DNA investment

•	DNA investment of $10 to 15 million

•	Adjusted EBITDA in the range of $155 to $165 million

•	Ending subscribers of approximately 1,915,000 to 1,950,000

Conference Call & Webcast

Ancestry.com will host a conference call with analysts and investors today at 3:00 p.m. MT (5:00 p.m. ET). An accompanying slide presentation and a live webcast of the conference call will be available at the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/. Participants can also access the conference call by dialing 888-806-6221 (within the United States), or 913-312-0374 (international callers) approximately ten minutes prior to the start time.

A replay of the call will be available approximately two hours after the call has ended and will be available through Wednesday, February 22, 2012. To access the replay, dial 888-203-1112 (within the United States), or 719-457-0820 (international callers) and enter the replay passcode 8868044. The webcast replay will also be available for 12 months on the investor relations section of the Ancestry.com Web site, http://ir.ancestry.com/, under Events and Presentations.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such expenses as interest, income taxes, stock-based compensation and certain non-cash and non-recurring items. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash paid for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

Our management uses adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance. We also use adjusted EBITDA and have used free cash flow as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com Inc. (Nasdaq:ACOM) is the world’s largest online family history resource, with more than 1.7 million paying subscribers. More than 8 billion records have been added to the site in the past 15 years. Ancestry users have created more than 31 million family trees containing over 4 billion profiles. In addition to its flagship site www.ancestry.com, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing our subscriber base, our reach, our activities to enhance subscribers’ experience and deliver product innovations, our activities to promote our products, our business outlook, our leadership position and our opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include our continued ability to attract and retain subscribers; our continued ability to acquire content and make it available online; our ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in our DNA service; the adverse impact of competitive product announcements; failure of the third season of Who Do You Think You Are? to yield results comparable to the earlier seasons; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation.

Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Deborah Crawford	Heather Erickson
(801) 705-7942	(801) 705-7104
dcrawford@ancestry.com	herickson@ancestry.com

Ancestry.com Inc.

Consolidated Balance Sheets

(in thousands)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,998	$65,519
Restricted cash	1,702	2,476
Accounts receivable, net	7,599	6,990
Income tax receivable	1,763	8,094
Deferred income taxes	4,823	3,873
Prepaid expenses and other current assets	7,945	9,243

Total current assets	72,830	96,195
Property and equipment, net	21,701	21,252
Content databases, net	76,646	65,418
Intangible assets, net	17,594	34,281
Goodwill	302,422	303,374
Other assets	2,656	1,666

Total assets	$493,849	$522,186

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,817	$9,451
Accrued expenses	34,725	36,978
Deferred revenues	108,654	89,301
Debt	10,000	—

Total current liabilities	163,196	135,730
Deferred income taxes	14,925	20,571
Other long-term liabilities	5,219	2,018

Total liabilities	183,340	158,319
Commitments and contingencies
Stockholders’ equity:
Common stock	48	45
Additional paid-in capital	374,948	328,957
Treasury stock	(162,168)	—
Accumulated other comprehensive income	564	643
Retained earnings	97,117	34,222

Total stockholders’ equity	310,509	363,867

Total liabilities and stockholders’ equity	$493,849	$522,186

Ancestry.com Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(unaudited)		(unaudited)
Revenues:
Subscription revenues	$97,381	$77,327	$377,364	$281,670
Product and other revenues	6,843	5,408	22,297	19,261

Total revenues	104,224	82,735	399,661	300,931
Costs of revenues:
Cost of subscription revenues	15,002	12,413	58,292	46,409
Cost of product and other revenues	2,989	1,769	8,216	5,698

Total cost of revenues	17,991	14,182	66,508	52,107

Gross profit	86,233	68,553	333,153	248,824
Operating expenses:
Technology and development	15,562	11,849	58,245	42,296
Marketing and advertising	28,673	23,512	122,997	94,573
General and administrative	10,513	10,475	39,734	35,390
Amortization of acquired intangible assets	3,840	4,810	16,711	15,959

Total operating expenses	58,588	50,646	237,687	188,218

Income from operations	27,645	17,907	95,466	60,606
Interest and other income (expense), net	(297)	(100)	(1,226)	(4,258)

Income before income taxes	27,348	17,807	94,240	56,348
Income tax expense	(9,032)	(5,256)	(31,345)	(19,503)

Net income	$18,316	$12,551	$62,895	$36,845

Net income per common share
Basic	$0.42	$0.28	$1.41	$0.85

Diluted	$0.40	$0.25	$1.29	$0.76

Weighted average common shares outstanding
Basic	43,409	45,125	44,756	43,592

Diluted	46,325	49,980	48,665	48,722

Reconciliation of adjusted EBITDA and free cash flow to net income:
Net income	$18,316	$12,551	$62,895	$36,845
Interest and other expense, net	297	100	1,226	4,258
Income tax expense	9,032	5,256	31,345	19,503
Depreciation	3,657	3,418	13,450	11,773
Amortization	6,254	6,813	25,916	23,526
Stock-based compensation expense	3,107	1,528	9,975	5,069

Adjusted EBITDA	$40,663	$29,666	$144,807	$100,974

Capitalization of content databases	(5,784)	(5,340)	(20,408)	(13,874)
Purchases of property and equipment	(4,904)	(5,071)	(13,895)	(12,968)
Cash paid for interest	(133)	(117)	(466)	(2,645)
Cash paid for income taxes	—	(4,783)	(3,683)	(11,128)

Free cash flow	$29,842	$14,355	$106,355	$60,359

Ancestry.com Inc.

Other Data

	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Total subscribers	1,702,563	1,701,322	1,672,319	1,615,169	1,394,910
Gross subscriber additions	219,886	273,979	321,687	424,531	202,509
Monthly churn	3.8%	4.2%	4.6%	3.7%	3.9%
Subscriber acquisition cost	$107.88	$93.64	$81.23	$69.56	$96.87
Average monthly revenue per subscriber	$18.38	$18.68	$18.88	$18.05	$17.78